AMENDMENT TO GAME DEVELOPMENT AND LICENSE AGREEMENT

THIS AMENDMENT is made as of January 12, 2022 between Susper S.A. (RUT #217506220017) ("Susper"), located at Calle Alejandro Chucarro 1010 #304, 11300 Montevideo, Uruguay, Ultimax Digital, Inc., a Delaware corporation located at 420 Lexington Avenue, Suite 2320, New York, NY 10170 ("Ultimax"), and Zift Interactive LLC, a limited liability company ("Zift") located at 82 Bethany Road, Suite 4, Hazlet, NJ 07730 (each a "Party" and collectively, the "Parties"), with reference to the agreement titled **"Game Development and License Agreement"** (the "Agreement") dated February 3, 2020 and signed by the Parties.

BACKGROUND

- WHEREAS, Susper owns a PC video game application "Tantra Rumble," including its constituent intellectual property (together, the "Game"), all of which forms the subject of the Agreement, and which it has licensed to Zift for the purposes of continuing development of the Game.

- WHEREAS, in consideration of the rights granted under the Agreement, Zift duly invested additional funding to continue and complete development of the Game in accordance with Susper design document for the Game (the "Base Game").

- WHEREAS, Zift has assigned its rights under the Agreement to Ultimax Digital, a Zift affiliated video game publisher.

- WHEREAS, Ultimax has expended additional amounts to redesign the Base Game, including changing, redesigning and improving game characters; changing, redesigning and improving the game map; changing, redesigning and improving the game theme and mythology; improving the quality of artwork, changing, redesigning and improving game play, and other improvements (collectively, the "Improvements") necessary for the Game to be commercially competitive with existing games and future games introduced to the market and to meet current video game industry standards (the redesigned game to be referred to herein as the "Enhanced Game").

- WHEREAS, Susper has been provided a copy of (i) a Statement of Work for the Enhanced Game created by Little Orbit, detailing the schedule of development and deliverables, and (ii) monthly updates corresponding with the Statement of Work's monthly updates, and has approved of each as they relate to the development of the Enhanced Game (the "Enhanced Game Design Documents").

- WHEREAS, the Parties have agreed to rename the Enhanced Game and have agreed that "Stonehold" will be the new name (the "New Trademark").

- In order to clarify the Parties' rights and responsibilities under the Agreement in light of the foregoing, the Parties wish to amend the Agreement as follows.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties now agree to amend the Agreement as follows.

1. The following text is added to the end of Section 1.2, "Derivative Works":

The Parties agree that any product released by either of the Parties under the New Trademark or any similar mark will be considered a "Derivative Work" for the purposes of this Agreement.

2. Section 1.6, "Susper Materials" is hereby changed to read as follows:

"**Susper Materials**" means the art, sound, music, and other game assets, logo, software code, and other intellectual property, whether protected by copyright, patent, trademark, trade secret, publicity rights, or any other intellectual property law, that make up the Base Game, including all improvements, enhancements, changes, or alterations to the Base Game, which occur or are created for the Base Game for Zift by Throwback Entertainment, but *not including* the Zift Materials, the Zift Technology and the Susper Technology.

3. Section 1.7, "Zift Materials" is hereby changed to read as follows:

"**Zift Materials**" means the software code that is developed for Zift by Little Orbit and included in the Enhanced Game, and does not include the art, sound, music, and other game assets developed for Zift by Throwback Entertainment for the Base Game, which form part of the Susper Materials, and more broadly *not including* the Susper Materials, the Zift Technology, and the Susper Technology. All development of any kind, including, but not limited to, art, sound, music, and other game assets, logo, software code, and other intellectual property, required to enhance the Base Game to create the Enhanced Game, in accordance with the Enhanced Game Design Document, shall be deemed to be part of the Zift Materials.

4. Section 2.4, "Communication" is hereby changed to read as follows:

Zift or Ultimax shall provide to Susper monthly progress reports on development of the Enhanced Game, in the form of a monthly progress report and monthly teleconference to review development efforts. Zift shall also use its best efforts to communicate with Susper and answer any queries by Susper regarding the Game's development. Additionally, at no cost to Susper, Zift agrees to provide real-time, read-only access to the following:

(i) Direct access to all analytics dashboards utilized by Zift and/or Ultimax as it pertains to the Game, which should include, at a minimum, Cost-Per-Install, Percent Return on Ad Spend, Player Retention, Percent Conversion to Paying Players, Average Revenue Per Paying Player, and Lifetime Player Value in the same form as utilized by Zift and/or Ultimax; and

(iii) Direct access to all dashboards utilized by Zift and/or Ultimax to track the Enhanced Game's advertising spend and total installs during the Term, on a per-Campaign and per-Ad Set basis in the same form as utilized by Zift and Ultimax.

5. Section 4.7 is added to the Agreement, which reads as follows:

Agreement and Ownership of New Trademark. The Parties agree that (i) the New Trademark has been approved by Susper, and (ii) ownership and registration of the New Trademark will be shared equally between Susper and Ultimax. Development and publication of Derivative Works using the New Trademark will be as agreed under the terms of this Agreement.

6. Approval of Little Orbit.

In accordance with Section 4.6 of the Agreement, Susper hereby approves Little Orbit as a subcontractor.

7. Approval of Improvements.

In accordance with Section 2.8 of the Agreement, Susper hereby approves the Improvements to the Game as outlined in the Enhanced Game Design Documents, including the New Trademark, updated character designs, game design, maps, shop, UI, storyboards, and other materials provided in updates from Little Orbit as of the date of this Amendment. The Parties agree that upon request by Susper, Zift or Ultimax will provide Susper with the then-current milestone build of the Game, for the purpose of reviewing the agreed-upon progress in accordance with previously approved design changes. The parties agree that Zift or Ultimax shall be solely responsible for all costs associated with the development of the Improvements.

Additionally, Susper approves that the Enhanced Game's publisher of record will be Ultimax, *provided that* this does not alleviate Zift of any obligations under the Agreement and Zift remains solely responsible for the actions of Ultimax in their publication of the Enhanced Game.

8. Section 8.2.1 is hereby changed to read as follows:

"Zift's or Ultimax's failure to make the Game available for purchase or download by consumers by May 30, 2022 (or as otherwise agreed by the Parties in writing);"

9. Failure to Provide Access; Responsiveness.

The Parties agree that ongoing access to requested milestone builds, Game-related data, and updates about development as agreed in this Amendment and the Agreement are a material inducement to Susper to enter into this Amendment, and

any failure by Zift a to provide access in accordance with the terms herein will be deemed a breach.

Additionally, Zift and/or Ultimax agrees that they will respond to all reasonable inquiries from Susper regarding the Game or the Agreement within a reasonable period of time, but in no more than five (5) business days.

10. Other Entities.

The Parties agree that Zift is solely responsible for their own actions and the actions of any Zift affiliate (including but not limited to Ultimax) regarding the Agreement and this Amendment, as well as the actions of any Zift subcontractor (including Little Orbit), and that a material breach by one of these other entities will constitute a material breach by Zift under the Agreement.

11. Marketing Plan.

The Parties agree that Zift and Ultimax will consult with Susper in developing a written marketing plan for the Enhanced Game (describing Ultimax's planned marketing activities for the Enhanced Game including the expected budget). In addition, on a quarterly basis, Zift and Ultimax shall hold a marketing planning meeting where they shall review the marketing plan for the Enhanced Game for the next calendar quarter, including planned marketing expenses, and shall provide Susper with any documentation reasonably requested by Susper related to marketing efforts and marketing expenses, such as, documentation related pay per click advertising and the like.

Should the actual marketing spending for the Enhanced Game total more than USD $300,000, the Parties agree that Susper will review the current ROI for such marketing and must approve any additional marketing spending, with such approval or disapproval to be made within 5 business days of notification.

12. No Other Changes.

Except as set forth herein, the provisions of the Agreement shall not be deemed to be modified and shall remain in full force and effect.

13. Conflicts with Agreement.

In the event of any inconsistency between the provisions of this Amendment and those contained in the Agreement, the provisions of this Amendment shall govern and be binding. Except as set forth herein, all of the terms and conditions of the Agreement shall remain unchanged and in effect.

[*signature page follows*]

BY SIGNING BELOW, each Party acknowledges that it has carefully read and fully understood this Amendment, and each agrees to be bound by the terms of this Amendment.

Susper S.A
By Antony Danno, its president

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Date: 01/12/2022

Zift Interactive LLC
By Jesse Sutton, its cEO

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Date: 01/31/2022

Ultimax Digital, Inc.
By Paul Goodman, its President

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Date: 01/31/2022